UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 18, 2012

Date of Report (Date of earliest event reported)

Pulse Electronics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-05375	23-1292472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12220 World Trade Drive
San Diego, CA 92128
(Address of principal executive offices)

(858) 674-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2012, Edward M. Mazze retired from the Board of Directors of Pulse Electronics Corporation (“Pulse”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)         Pulse held its annual shareholders meeting on May 18, 2012.

(b)         The final results, as certified by the Inspector of Election, for each item voted on are set forth below.

1.	Elect seven directors for a one year term.

Each of the nominees — John E. Burrows, Jr., Justin C. Choi, Steven G. Crane, Howard C. Deck, Ralph E. Faison, C. Mark Melliar-Smith, and Lawrence P. Reinhold — was elected as a director.

John E. Burrows, Jr.
FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
22,692,761	5,415,817	59,186	6,650,135

Justin C. Choi
FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
26,290,735	1,829,038	47,991	6,650,135

Steven G. Crane
FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
20,967,919	7,146,225	53,620	6,650,135

Howard C. Deck
FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
25,651,010	2,461,511	55,242	6,650,136

Ralph E. Faison
FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
23,363,667	4,748,376	55,720	6,650,136

C. Mark Melliar-Smith
FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
21,526,675	6,582,803	58,285	6,650,136

Lawrence P. Reinhold
FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
21,624,839	6,487,911	55,013	6,650,136

2.	Ratify the selection of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2012.

Shareholders ratified the selection of KPMG, LLP as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
28,183,092	6,582,836	51,971	None

3.	Approve Pulse’s 2012 Omnibus Incentive Compensation Plan.

Shareholders approved Pulse’s 2012 Omnibus Incentive Compensation Plan as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
14,857,564	12,692,099	618,100	6,650,136

   A copy of the 2012 Omnibus Incentive Compensation Plan is filed as Exhibit 10.35 to this Current Report on Form 8-K, the text of which is incorporated herein by reference.

4.	Approve, on an advisory basis, the compensation of Pulse’s named executive officers.

On an advisory basis, shareholders voted in favor of Pulse’s executive compensation as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
23,862,366	2,680,907	1,624,491	6,650,135

Item 9.01	Financial Statements and Exhibits.

(d)              Exhibits.

10.35	2012 Omnibus Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Electronics Corporation

Date: May 24, 2012	By:	/s/ Drew A. Moyer
Drew A. Moyer
Senior Vice President and Chief Financial Officer